Exhibit 99.1

Chad Crouch

Viisage

703-414-5474 office

703-899-9017 cell

ccrouch@Viisage.com

Viisage to Acquire Leading Iris Recognition Company SecuriMetrics,

Creating the Industry’s Only U.S.-Based Finger, Face and Iris Multi-Modal Biometric Offering

BILLERICA, Mass. – February 6, 2006 – Viisage Technology, Inc. (Nasdaq: VISG) today announced that it has agreed to acquire privately-held SecuriMetrics, Inc., the manufacturer of the world’s only full-function handheld iris recognition and multi-modal biometric devices, software applications and services. With this acquisition, and the completion of the pending Identix merger, Viisage will become the only U.S.-based manufacturer of a full range of handheld and multi-modal biometric recognition solutions encompassing iris, finger and face.

Under the terms of the transaction, Viisage will pay $28 million in cash, net of the $2 million in cash on the acquired company’s balance sheet. The acquisition agreement provides SecuriMetrics shareholders with the opportunity to earn up to an additional $13 million in consideration if key performance thresholds and contingencies are reached, of which $11.5 million would be paid in shares of Viisage common stock at a fixed price of $17.69 per share.

The cash portion of the purchase price is being funded from the initial $100 million investment that L-1 Investment Partners made in Viisage in 2005.

Robert V. LaPenta, Chairman of the Board of Viisage said, “Iris-based recognition technologies are poised for growth as a highly accurate and mobile option for biometric identification. SecuriMetrics has both a unique set of products and services, as well as deep customer relationships at the local, state, federal and international level.”

Full Range of Iris Recognition Solutions

Iris recognition is a fast, accurate, and highly scalable biometric recognition technology and is a strong complement to finger and face recognition approaches. SecuriMetrics offers a full suite of hardware, software and services required to capture, encode, transmit and establish identity based on iris patterns. SecuriMetrics identity products are particularly well-suited for harsh physical environments, offering a simple to use and highly portable solution that is ideal for quickly and accurately identifying individuals in handheld military applications and field deployments.

SecuriMetrics offers the PIER (Portable Iris Enrollment & Recognition) device that stores up to 200,000 individual iris images and can perform searches and return results to an operator. Nearly 2,000 PIER devices are deployed today throughout Iraq, Afghanistan, Pakistan, Cuba, Bosnia and other areas of conflict. U.S. detention centers in Iraq and Afghanistan also use this device to manage detainees. SecuriMetrics hardware and software solutions are also used to secure physical assets (such as buildings and bases), provide positive inmate identification, and screen for insurgents against “watch lists.”

Another major area of technology innovation in final testing today is the HIIDE (Handheld Interagency Identity Detection Equipment), the first and only portable multi-modal device in the world that will be capable of collection and identification of subjects using iris, finger and face recognitions.

“Our industry is ready for rapid expansion and this consolidation onto the Viisage platform is just the catalyst needed to accelerate the deployment and widespread use of iris recognition technologies,” said Greg Peterson, Founder and CEO of SecuriMetrics, Inc. “We are extremely excited about collaborating on a shared vision to improve security through an advanced set of identity solutions.”

Customer Synergies at the Local, State, Federal and International Level

Similar to its use of Viisage products, the U.S. Government uses SecuriMetrics products in support of national security and homeland defense across various federal agencies.

“We believe that the use of biometrics in the War on Terror, specifically iris recognition, could help prevent another 9/11 from happening,” said Lieutenant Colonel Kathy De Bolt, U.S. Army Battle Laboratory in Fort Huachuca, AZ. “SecuriMetrics’ handheld device allows flexibility of use on the battlefield and provides a level of accuracy we have not seen before with biometrics. If the use of these devices can save just one life, we will have received benefit from our investment. Our goal is to use them to save many lives and win the War on Terror.”

In addition to military applications, integrated biometrics are of particular importance for government initiatives, such as the U.S. Registered Traveler program that allows air passengers greater conveniences at airport security checkpoints in exchange for submitting to a background check and providing personal biometric data.

Other opportunities exist for the combined company within state and local law enforcement agencies, as well as public and private correctional facilities.

“More and more organizations are requiring seamlessly integrated biometric solutions — finger, face and iris — and this acquisition will solidify Viisage as the new standard for identity solutions,” said Bernard Bailey, CEO of Viisage Technology. “Technological advances required to maintain this high standard will continue, fueled by our development team that will represent one of the most qualified and largest group of finger, face and iris recognition experts in the world.”

The transaction is expected to close by the end of February 2006 and is subject to customary closing conditions. It is expected to add approximately $15 million in revenue in 2006 and $3 million in EBITDA. Holders of a majority of SecuriMetrics preferred and common stock have agreed to vote in favor of the acquisition.

Viisage will hold a conference call for investors and the media today to discuss this acquisition beginning at 11:30 a.m. EST. The dial-in number for the call is 800-659-2037, confirmation code 79924314. Internationally, please dial 617-614-2713, using the same confirmation code. To access a live webcast, please go to the Investor Relations section at www.Viisage.com at least 10 minutes prior to the start of the call and follow the directions. A replay of the webcast will be available on the Viisage Web site beginning one hour after completion of the call.

EBITDA

Viisage uses EBITDA as a non-GAAP financial performance measurement. EBITDA is calculated by adding back to net income (loss) interest, taxes, depreciation and amortization. EBITDA is provided to investors to complement results provided in accordance with GAAP, as management believes the measures help illustrate underlying operating trends in the Company’s business and uses the measures to establish internal budgets and goals, manage the business, and evaluate performance. EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. Viisage has not provided a quantitative reconciliation of EBITDA with projected net income (loss) because such reconciliation cannot be provided without unreasonable efforts.

About Viisage Technology, Inc.

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS(R) SDK, Viisage PROOF(TM), FaceEXPLORER(R), iA-thenticate(R), BorderGuard(R), FacePASS(TM) and FaceFINDER(R).

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This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, in particular, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. In addition, such risks and uncertainties include, among others, the following risks: that the merger with Identix will not close, that the regulatory or shareholder approval will not be obtained, that the closing will be delayed, that customers and partners will not react favorably to the merger, integration risks, the risk that the combined companies may be unable to achieve cost-cutting synergies, and other risks described in Viisage’s and Identix’ Securities and Exchange Commission filings, including the Registration Statement on Form S-4 to be filed with the SEC in connection with the transaction, Viisage’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the quarters ended April 3, 2005, July 3, 2005 and October 2, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Identix’ Annual Report on Form 10-K for the year ended June 30, 2005 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Viisage and Identix expressly disclaim any obligation to update any forward-looking statements.

PIER and HIIDE are currently under review for trademark registration.

Additional Information and Where to Find It

Investors and security holders of both Viisage and Identix are advised to read the joint proxy statement/prospectus regarding the business combination transaction referred to in the material below, when it becomes available, because it will contain important information. Viisage and Identix expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. This joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by the companies at the Securities and Exchange Commission’s web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Viisage or Identix by directing such requests to the companies.

Participants In Solicitation

Viisage, Identix and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Viisage’s participants is set forth in the proxy statement dated, November 21, 2005, for Viisage’s special meeting of shareholders held on December 16, 2005 as filed with the SEC on Schedule 14A. Information concerning Identix’ participants is set forth in the proxy statement, dated October 6, 2005, for Identix’ 2005 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Viisage and Identix in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.